Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Randgold Resources Limited

Jersey, Channel Islands

United Kingdom

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-156150; No. 333-145013 and No. 333-103222) of Randgold Resources Limited of our report dated 10 March 2017, relating to the consolidated financial statements of Kibali (Jersey) Limited and its subsidiaries included in Randgold Resources Limited’s Annual Report on Form 20-F for the year ended 31 December 2016.

/s/ BDO LLP

BDO LLP

London, United Kingdom

28 March 2017